Exhibit g(6)

FORM OF

APPENDIX "A"

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY AND EACH OF THE FOLLOWING INVESTMENT COMPANIES

DATED AS OF __________

The following is a list of the Funds and their respective Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of __________ (the "Custodian Agreement"):

FUND	\\\\\\\\\\\\\\\\\\\\\\\	PORTFOLIO	\\\\\\\\\\\\\\\\\\\\\\\	EFFECTIVE AS OF:

Fidelity Advisor Series I		Fidelity Advisor Small Cap Fund		September 6, 1998
		Fidelity Advisor Dividend Growth Fund*		December 14, 1998
		Fidelity Advisor Retirement Growth Fund*		December 14, 1998
		Fidelity Advisor Asset Allocation Fund*		December 14, 1998

Fidelity Advisor Series VIII		Fidelity Advisor Diversified International Fund*		December 14, 1998
		Fidelity Advisor Europe Capital Appreciation Fund*		December 14, 1998
		Fidelity Advisor Global Equity Fund*		December 14, 1998
		Fidelity Advisor Japan Fund*		December 14, 1998
		Fidelity Advisor Latin America Fund*		December 14, 1998

Fidelity Beacon Street Trust		Fidelity Tax Managed Stock Fund		October 5, 1998

Fidelity Capital Trust		Fidelity Disciplined Equity Fund		February 1, 1996
Fidelity Destiny Portfolios		Destiny I		February 1, 1996
		Destiny II		February 1, 1996
Fidelity Magellan Fund		Fidelity Magellan Fund		February 1, 1996

*Addition of eight new advisor funds effective __________.

IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and behalf as of the day and year first set forth opposite each such Portfolio.

Each of the Investment Companies Listed on	\\\\\\\\\\\\\\\\\\\\\\\	State Street Bank and Trust Company
this Appendix A to the Custodian Agreement,
on Behalf of Each of Their Respective Portfolios

[Signature Lines Omitted]